UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Check the appropriate box:

[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                  NUI Corporation
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(Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1) Title of each class of securities to which transaction applies:

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          2) Aggregate number of securities to which transaction applies:

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          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          4) Proposed maximum aggregate value of transaction:

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          5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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
                                Filed by NUI Corporation pursuant to Rule 14a-12
                                       under the Securities Exchange Act of 1934



The following is transcript of a conference call held by NUI on July 15, 2004:

                                                                FINAL TRANSCRIPT


[GRAPHIC OMITTED]

Conference Call Transcript

NUI - NUI Corp. Announces Agreement to Sell Company to AGL Resources

Event Date/Time: Jul. 15. 2004 / 11:00AM ET
Event Duration: N/A

CORPORATE PARTICIPANTS

Steve Overly
NUI Corporation - CFO, General Counsel and Secretary

Craig Matthews
NUI Corporation - President, CEO


CONFERENCE CALL PARTICIPANTS

Matt Zell
First Capital Alliance - Analyst

Anatol Feygin
Banc of America - Analyst

Michael Schecter
Mentor - Analyst

Elizabeth Ilyon
Stark Investments - Analyst

Patrick Finnle
Genoa Capital - Analyst



PRESENTATION

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Operator

Good day and welcome to the NUI Corporation financial community conference call. Today's call is being recorded. For opening remarks and introductions I would like to turn the conference over to Mr. Steve Overly. Please go ahead, sir.

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

Good morning everyone. I'm Steve Overly, Chief Financial Officer and General Counsel and Secretary of NUI. I'm pleased to introduce Craig Matthews, our President and CEO. Also on the call with me today is Victor Fortkiewicz, the President of NUI Utilities.

Before I turn the call over to Craig for some remarks, please let me remind you that the comments that will be made during this call contain forward-looking statements, including statements related to the potential sale of NUI Corporation and the anticipated additional financing. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements.

Factors that may make the actual results differ from anticipated results include, but are not limited to, those factors set forth in NUI Corporation's Form 10-K, Form 10-Q, and its other filings with the Securities and Exchange Commission; NUI's ability to consummate the sale; the ability to obtain the regulatory and other approvals required for the transaction on the terms expected or on the anticipated schedule; the ability of NUI and NUI Utilities to satisfy the conditions precedent to obtaining the $95 million of financing committed to by an affiliate of Credit Suisse First Boston; the ability of NUI and NUI Utilities to amend and extend their respective credit facilities; NUI Utilities' ability to satisfy the terms and conditions precedent to the draw down of its delayed draw term loan and refinanced its medium-term notes; and other uncertainties all of which are difficult to predict, and some of which are beyond NUI Corporation's control.

For these reasons you should not rely on these forward-looking statements when making investment decisions. The words expect, believe, project, anticipate, intent, should, could, will and variations of such words and similar expressions are intended to identify forward-looking statements.

NUI Corporation does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events, or otherwise. In addition the statements made in this teleconference may be deemed to be solicitation material in respect to the proposed merger. In connection with the proposed transaction NUI will file with the Securities and Exchange Commission a preliminary proxy statement regarding the proposed merger transaction on Schedule 14A. The information contained in this preliminary filing will not be complete and may be changed. Investors are urged to read the definitive proxy statement when it becomes available, and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be sent to the stockholders of NUI seeking their approval of the proposed transaction.

In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also you may obtain documents filed with the SEC by NUI free of charge by requesting them in writing from NUI Corporation, Post Office Box 760, Bedminster, New Jersey, 07921, attention Investor Relations, or by telephone at 908-719-4223.

NUI and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of NUI in connection with the merger.

Information about the directors and executive officers of NUI and their ownership of NUI stock is included in NUI's annual report on Form 10-K filed with the SEC on May 13, 2004. Additional information about the interest of NUI's participations in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

At this time let me turn the call over to Craig.

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Craig Matthews - NUI Corporation - President, CEO

Good morning everyone. We are pleased to announce that we've signed a definitive agreement to sell NUI to AGL Resources. AGL will require -- will acquire the outstanding shares in NUI's common stock for $13.17 a share in cash, representing a total equity value of approximately $220 million plus the assumption of debt.

Many of you are familiar with AGL Resources, but for those of you who are not, AGL is headquartered in Atlanta, Georgia, and is the energy services holding company that is principally involved in the distribution of natural gas. It serves more than 1.8 million customers currently in Virginia, Georgia and Tennessee through its 3 utility subsidiaries Atlanta Gas Light, Virginia Natural Gas, and Chattanooga Gas.

AGL Resources has been operating gas distribution properties for nearly 150 years. And in addition to their experience, they bring a reputation for excellent customer service and strong regulatory relations. We believe that the quality of our customer service will be even further enhanced over time with their anticipated investments in infrastructure and technology.

AGL is strong financially with a market capitalization of approximately $1.9 billion. In addition, it has a solid balance sheet and investment-grade credit ratings. The transaction will require the approvals by regulatory authorities in all of the states in which we operate local distribution and pipeline companies, which include New Jersey, Florida, Maryland, and Virginia. Members of AGL and NUI senior management teams have met with or are arranging meetings with the regulators in each jurisdiction served.

Both NUI and AGL require SEC approval. While we're hopeful that the regulatory approval could possibly be achieved in about 6 months, the regulatory approvals could take longer. In addition to the state regulatory approvals we will need to get antitrust clearance on the Justice Department under Hart-Scott-Rodino Act.

While approval of the transaction by AGL shareowners is not necessary, NUI shareowners will need to approve the sale of the Company as a condition of closing. We expect to file proxy materials with the SEC within one month, and we're currently planning to hold a shareowners meeting in September or early October to seek approval for this transaction, and that meeting will also serve as our annual meeting. I strongly urge investors to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information.

The proxy statement will be sent to all shareowners of NUI seeking their approval of the proposed transaction. In addition, these documents will be on the SEC's website and our website, or you can call our Investor Relations department for a copy.

The timing of this definitive agreement concludes a lengthy and thorough auction process. And we are grateful to all parties in the bid process for their interest and participation. We also appreciate the patience and support of our shareowners and the hard work and dedication of our employees during what have been trying times for the NUI Corporation.

To address our liquidity issues for the coming winter and to allow for contingencies such as extreme weather, NUI has received a commitment from an affiliate of Credit Suisse First Boston LLC for an additional 95 million in credit facilities. This commitment is comprised of a $75 million senior secured credit facility to be made available to NUI Utilities and secured by NUI Utilities receivables, and a $20 million senior unsecured credit facility to be made available to NUI. The NUI utility facility matures on May 15, 2005. The new facilities will provide NUI and NUI Utilities with additional liquidity to the close of the sale of the Company, and can be utilized to purchase gas for the upcoming winter season -- heating season and for general corporate purposes.

Credit Suisse First Boston's commitment is subject to various conditions including the extension of the existing $405 million of credit facilities of NUI and NUI Utilities and the amendment of such facilities to allow the new financing. The commitment is also subject to NUI Utilities' draw down on its existing $50 million delayed draw term loan and utilizing the proceeds to finance its $50 million medium-term notes that are due in February 2005. Approval from the New Jersey Board of Public Utilities and from the lenders in NUI's existing credit facilities will be required to consummate the proposed financing. If the proposed new financing and the related financing matter described above are not completed by September 30th of this year, AGL Resources has the right to terminate the merger agreement.

At this time I, along with Steve and Victor, would be happy to answer any questions. So Steve, please open the floor.

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

Operator, we are ready for questions.


QUESTION AND ANSWER

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Operator

(OPERATOR INSTRUCTIONS). Matt Zell (ph), First Capital Alliance.

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Matt Zell - First Capital Alliance - Analyst


I wanted to find out if there were other potential bidders for NUI who were financial buyers rather than strategic buyers?

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Craig Matthews - NUI Corporation - President, CEO

The auction process was thorough and very extensive and did include financial bidders as well as strategic bidders.

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Matt Zell - First Capital Alliance - Analyst

Were they higher?

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Craig Matthews - NUI Corporation - President, CEO

We don't disclose the amounts of other bids.

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Operator

Anatol Feygin, Banc of America.

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Anatol Feygin - Banc of America - Analyst

Congratulations. A couple of quick questions. Can you give us a sense for the fees paid to Synergy, just a ballpark, for the procurement and gas management contract?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

Well, there are no direct fees that are paid. The structure of this contract that we opted for with a guaranteed upfront payment that we felt gave the highest assurance of value for our customers. And the vast majority of that payment went as a credit to our customers. There were no fees as such involved in the contract.

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Anatol Feygin - Banc of America - Analyst

And is that is largely was recorded as the prepaid expenses on the balance sheet?

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Craig Matthews - NUI Corporation - President, CEO

No, that is a different issue. Because of a decline in our credit rating, Synergy and actually its predecessor as well, this was becoming an issue, required that any purchases of gas be prepaid. Normally gas is not paid until after it is consumed at the end of the month and you bill on the 25th of the month for those volumes.

In this case because of our credit problems and credit ratings they demanded payments upfront. So we are in essence advancing that cash prematurely. So once this transaction is complete, and that debt is refinanced, and the assumption is we will return to a much higher credit rating, there's no need for those prepayments, and that is an advantage from a cash flow perspective.

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Anatol Feygin - Banc of America - Analyst

Got it. Great. And in terms of the facilities, I understand that they have some change of control provisions that would allow for early retirement of some of those tranches. Do I understand that correctly? And just the merger being effective triggers that opportunity? And I guess can you give us a sense for what fees might be associated with that?

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Craig Matthews - NUI Corporation - President, CEO

I'm not aware of any fees. There is a change of control provision in our current short-term financing. Steve, I am just trying --.

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

Sure -- sure you're talking about our current short-term financing?

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Anatol Feygin - Banc of America - Analyst

Yes.

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

Under those provisions the debt needs to either be paid back or refinanced at closing.

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Craig Matthews - NUI Corporation - President, CEO

There's no fees.

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

There's no fees for that. There are fees associated with the extension. When we pushed the debt out from November of '04 to November of '05, which we intend to do we will need escrow another 12 months of interest at the time we extend that debt. But that is not a fee. I'm not aware -- and then there is a small administrative fee on an annual basis that is not affected by the merger.

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Anatol Feygin - Banc of America - Analyst

Great. So if the optimistic target to close this transaction is before the start of the heating season, and if that plays out, you guys obviously have to extend the maturity in order to receive this additional financing from the CSFB affiliate. But then if the merger closes before the heating season, the escrowed interest would come back into cash flow as well?

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Craig Matthews - NUI Corporation - President, CEO

I think we've stated publicly, as Paula on her conference said, we're going to very aggressively push for regulatory approvals in 6 months. That is a debt case, so we would be into the winter heating season somewhat. And we would have to as a prudent measure make these prepayment commitments that Steve just addressed.

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Craig Matthews - NUI Corporation - President, CEO

But to the extent that you are correct, to the extent that the debt is paid off earlier than November of '05, the unearned interest would be returned?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

Right.

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Anatol Feygin - Banc of America - Analyst

Terrific. Thank you very much and congratulations again.

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Operator

(OPERATOR INSTRUCTIONS). Michael Schecter (ph) with Mentor.

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Michael Schecter - Mentor - Analyst

Congratulations. Just going back to the first question somebody asked about the auction process. This was the highest price offered?

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Craig Matthews - NUI Corporation - President, CEO

I indicated that we're not going to disclose that information. But I will tell you this was a very extensive and exhaustive auction process that had started in last September and has culminated here 10 months later. So we are very comfortable in the extent of this, but we're not going to disclose those particulars.

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

We might be able to provide you some color in that price was a significant factor. But also as we've said, we evaluated the certainty of each of the bids in getting it closed, as well as the speed in which we could get the process concluded.

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Michael Schecter - Mentor - Analyst

In a normal circumstance I would bow out and say thank you very much, but this is a very, very unique situation with a lot of moving parts and a lot of issues. And I think the shareholders, given everything that has happened to them, deserve a little bit more disclosure, even to the effect of yes or no. I understand certainty and speed weighted in, but we really -- by answering the way you have and not really answering the question, you are really raising more questions and issues and in shareholders' minds.

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

I think two other issues here. First, the proxy may well describe some additional details. But I would also say this -- this Board is very conscious of its responsibility, and if there were bids that were substantially higher than this, I think the issue would be a much more significant one and perhaps you would see more disclosure now.

It takes -- the Board takes very seriously its ultimate responsibility to make the selection on the criteria that Steve outlined. So hopefully we can provide more guidance in the proxy statement, but I'm not going to promise at this stage that you'll see exact price being quoted.

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Michael Schecter - Mentor - Analyst

Is there anything in the bidding process, any of the documents that bidders signed, that would prevent a bidder from coming back now that you have signed an agreement?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

The agreement allows for, as long as we don't solicit, other parties to come in and make a big to us. And should the Board decide that is in the best interest of our shareowners there's a breakup fee for $7.5 million.

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Michael Schecter - Mentor - Analyst

I understand that that is the merger agreement, but I assume that potential acquirers had to sign some type of nondisclosure letter or (multiple speakers) anstel (ph) agreements, and I just want to make sure that there's nothing in any of those agreements that would prevent somebody from coming back and saying you know what, we want to pay more?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

The confidentiality agreement that we signed with each of the bidders, which would be standard so that we could disclose to them our non-public information, do have standard type provisions in them. And right now I think it is probably not appropriate to comment on those exact provisions.

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Craig Matthews - NUI Corporation - President, CEO

But to my knowledge, Steve, they don't have anything that would preclude them from coming back and making another bid.

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

I think at this point we would have to go --.

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Craig Matthews - NUI Corporation - President, CEO

We will verify that and disclose that in the proxy.

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Michael Schecter - Mentor - Analyst

Thank you. Again, congratulations.

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Operator

Elizabeth Ilyon (ph), Stark Investments.

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Elizabeth Ilyon - Stark Investments - Analyst

You have mentioned that AGL can terminate the agreement if the financing isn't in place by a certain date. Are there any other circumstances under which they can terminate the agreement?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

There are relatively standard provisions that would allow AGL to walk away from the deal, including a lack of approval by the regulators. I would encourage you to read the proxy statement when it is issued -- that will highlight those details. The agreement grants extra financing related termination rights, including AGL's right to terminate upon the acceleration of certain existing indebtedness or payment defaults. The financing --.

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Elizabeth Ilyon - Stark Investments - Analyst

Otherwise it is just standard material adverse change language?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

That's right. And there's some conditions related to our incremental financing being put in place and the extension that we mentioned before of the $405 million facility, and that the repayment of the medium-term notes. And I should also just mention to be totally thorough here that if the Company is indicted by the government on a felony, that also gives them the right to walk, and notice of material noncompliance with any New Jersey -- to other New Jersey settlements that have been made.

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Craig Matthews - NUI Corporation - President, CEO

Those are the total list.
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Elizabeth Ilyon - Stark Investments - Analyst

And is there a walk away date?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

There is. The agreement provides that the transaction must close within 9 months from the signing. However, if at the end of 9 months all of the conditions for closing have been satisfied except for obtaining the necessary regulatory approvals, then there will be an additional automatic 90 day extension taking us out to 12 months from the signing.

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Elizabeth Ilyon - Stark Investments - Analyst

Basically as long as the financial issues are in place then regulatory issues you get an extra 90 days?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

Yes. I mean the financial issues will either be in place or not on the new financing by the end of September, so they will be long behind us. And it is simply a question of just whether we need some additional time to secure the regulatory approval.

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Elizabeth Ilyon - Stark Investments - Analyst

And then I don't know if you can answer this question or not, but you had over $100 million in liquidity at Utilities at the end of March. What is your cash position and why is this extra financing needed?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

The current cash is approximately $100 million. The issue of liquidity became of great concern to AGL. And while our cash forecast indicated that we could get through the winter in a normal year but it would be extremely tight, we had stated publicly and disclosed in our 10-Q that we would explore the feasibility of a seasonal line of credit to give comfort to the buyer that we would not face a liquidity crisis come next winter in the event of other contingencies such as extreme weather or designed (ph) winter. We agreed that we put these facilities in place, which would assure us in a worst-case that if the transaction did not happen by the end of the calendar year and in a worst-case we had to go through the entire winter season under extreme conditions, we could do so.

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Elizabeth Ilyon - Stark Investments - Analyst

So there really is a very extreme condition, otherwise your financing should be perfectly adequate?

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Craig Matthews - NUI Corporation - President, CEO

Yes, yes. That is absolutely right.

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Operator

(OPERATOR INSTRUCTIONS). Matt Zell, First Capital Alliance

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Matt Zell - First Capital Alliance - Analyst

I wanted to get comfort from you if I could on the issue of regulatory timing. Is there any reason to expect the regulating agencies to expedite the process of approval here?

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Craig Matthews - NUI Corporation - President, CEO

Yes, we have had AGL discussions with the BPU. And while they cannot provide any guarantees, they understand that as long as the Company is in this mode and has liquidity issues that require very conservative financings that have an incremental cost associated with them, that those could be avoided if they expedited disapproval.

In addition, they fully understand that they have had an exhaustive review of this Company from every aspect, drawing all of the investigations and the public audit that was done of us, that there is no need for them to do additional due diligence. They are fully up to speed. So the issue becomes one of just looking at the conditions of the merger that AGL will be filing. And they have given us support that they will attempt to expedite as quickly as possible, and indicated that they think 6 months approval process is plausible. I would say that it appears the critical path would be New Jersey; other states that require as much of an extensive review.

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Matt Zell - First Capital Alliance - Analyst

And then just quickly, do you truly believe that this could be completed by year-end?

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Craig Matthews - NUI Corporation - President, CEO

I think that is possible but I also recognize it is tight. Everything would have to work exactly right. And remember, the SEC cannot give us approval until all of the states give their approval so that they can then sign off. So we will be very close, but at worst maybe it goes over early into next year.

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Operator

Patrick Finnle (ph), Genoa Capital (ph).

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Patrick Finnle - Genoa Capital - Analyst

I was just wondering if you are allowed to pay dividends?

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Steve Overly - NUI Corporation - CFO, General Counsel and Secretary

No, we had -- the Company had suspended its dividends under our financing waivers and revisions that we disclosed in our last 10-Q. But it is also an additional -- it is a requirement under the merger agreement as well as the financing that no dividends will be paid.

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Operator

Mr. Overly, Mr. Matthews, at this time there are no further questions in the queue. And I will return the conference to you for your closing remarks.

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Craig Matthews - NUI Corporation - President, CEO

Thank you so much. I very much appreciate everyone's participation in this conference call. Please feel free to contact our Investor Relations department should you have any further questions that we can answer for you. Thank you so much. Goodbye now.

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Operator

The replay is available tomorrow beginning at 7 AM Eastern time, and will be available until July 23rd at midnight. To access the replay please dial toll-free 888-203-1112, or area code 719-457-0820 and utilize pass code 239758.

This does conclude today's NUI Corporation financial community conference call. We do thank you for your participation. At this time all participants are welcome to disconnect their lines.